EXECUTION COPY

Exhibit 10.14

SECURITIES PURCHASE AGREEMENT

SECURITIES PURCHASE AGREEMENT (the “Agreement”), dated as of May 25, 2006, by and among DayStar Technologies, Inc., a Delaware corporation, with headquarters located at 13 Corporate Drive, Halfmoon, New York 12065 (the “Company”), and Castlerigg Master Investments Ltd., a British Virgin Islands company, with address located at Craigmur Chambers, Road Town, Tortola, British Virgin Islands (the “Buyer”).

RECITALS:

A. The Company and the Buyer are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(2) of the Securities Act of 1933, as amended (the “1933 Act”).

B. The Company has authorized a new series of senior convertible notes of the Company, which shall be convertible into the Company’s common stock, $0.01 par value per share (the “Common Stock”), in accordance with the terms of such notes.

C. The Buyer wishes to purchase, and the Company wishes to sell, upon the terms and conditions stated in this Agreement, (i) a senior convertible note in the principal amount of $15,000,000, in substantially the form attached hereto as Exhibit A (the “Note”), which may be converted into shares of Common Stock pursuant to the terms of the Note (as converted, collectively, the “Conversion Shares”) and (ii) Class A Warrants and Class B Warrants, in substantially the forms attached hereto as Exhibit B-1 and Exhibit B-2, respectively (collectively, the “Warrants”), to acquire that number of shares of Common Stock (as exercised, collectively, the “Warrant Shares”) as set forth in the Warrants.

D. The Note bears interest, which at the option of the Company, subject to certain conditions, may be paid in Common Stock (“Interest Shares”).

E. Contemporaneously with the execution and delivery of this Agreement, the parties hereto are executing and delivering a Registration Rights Agreement, substantially in the form attached hereto as Exhibit C (the “Registration Rights Agreement”), pursuant to which the Company has agreed to provide certain registration rights with respect to the Conversion Shares, Interest Shares and Warrant Shares under the 1933 Act and the rules and regulations promulgated thereunder, and applicable state securities laws.

F. The Notes, the Conversion Shares, the Interest Shares, the Warrants and the Warrant Shares are collectively are referred to herein as the “Securities”.

NOW, THEREFORE, the Company and the Buyer hereby agree as follows:

1. PURCHASE AND SALE OF NOTES AND WARRANTS.

(a) Amount. Subject to the satisfaction (or waiver) of the conditions set forth in Sections 6 and 7 below, the Company shall issue and sell to the Buyer, and the Buyer agrees to purchase from the Company on the Closing Date (as defined below), a Note in the principal amount of $15,000,000 and Warrants to acquire that number of Warrant Shares as set forth in the Warrants.

(b) Closing. The closing (the “Closing”) of the purchase of the Note and the Warrants by the Buyer shall occur at the offices of McDermott Will & Emery LLP, 340 Madison Avenue, New York, New York 10017. The date and time of the Closing (the “Closing Date”) shall be May 25, 2006 at 10:00 a.m., New York City Time, subject to notification of satisfaction (or waiver) of the conditions to the Closing set forth in Sections 6 and 7 below (or such later date as is mutually agreed to by the Company and the Buyer).

(c) Purchase Price. The purchase price for the Buyer (the “Purchase Price”) of the Note and related Warrants to be purchased by the Buyer at the Closing shall be equal to $15,000,000; $1.00 for each $1.00 of principal amount of the Note being purchased by the Buyer at the Closing.

(d) Form of Payment. On the Closing Date, (A) the Buyer shall pay the Purchase Price to the Company for the Note and the Warrants to be issued and sold to the Buyer at the Closing, by wire transfer of immediately available funds in accordance with the Company’s written wire instructions, and (B) the Company shall deliver to the Buyer the Note that the Buyer is then purchasing along with the Warrants that the Buyer is purchasing, duly executed on behalf of the Company and registered in the name of the Buyer or its designee.

2. BUYER’S REPRESENTATIONS AND WARRANTIES.

The Buyer represents and warrants that:

(a) No Public Sale or Distribution. The Buyer (i) is acquiring the Note and the Warrants, (ii) upon conversion of the Note will acquire the Conversion Shares, (iii) upon receipt of any Interest Shares will acquire the Interest Shares and (iv) upon exercise of the Warrants will acquire the Warrant Shares, in each case, for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the 1933 Act; provided, however, that by making such representations herein, the Buyer does not agree to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption under the 1933 Act. The Buyer is acquiring the Securities hereunder in the ordinary course of its business. The Buyer does not presently have any agreement or understanding, directly or indirectly, with any Person to distribute any of the Securities.

(b) Accredited Investor Status. The Buyer is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “SEC”) under the 1933 Act.

(c) Reliance on Exemptions. The Buyer understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and the Buyer’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of the Buyer to acquire the Securities.

(d) Information. The Buyer and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities which have been requested by the Buyer. The Buyer and its advisors, if any, have been afforded the opportunity to ask questions of the Company. Neither such inquiries nor any other due diligence investigations conducted by the Buyer or its advisors, if any, or its representatives shall modify, amend or affect the Buyer’s right to rely on the Company’s representations and warranties contained herein. The Buyer understands that its investment in the Securities involves a high degree of risk. The Buyer has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities.

(e) No Governmental Review. The Buyer understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

(f) Transfer or Resale. The Buyer understands that except as provided in the Registration Rights Agreement: (i) the Securities have not been and are not being registered under the 1933 Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder or (B) the Buyer shall have delivered to the Company an opinion of counsel, in a form reasonably acceptable to the Company, to the effect that such Securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration or pursuant to Rule 144 or Rule 144A promulgated under the 1933 Act (or a successor rule thereto) (collectively, “Rule 144”); (ii) any sale of the Securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of the Securities under circumstances in which the seller (or the Person (as defined in Section 3(s)) through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; and (iii) neither the Company nor any other Person is under any obligation to register the Securities under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder. The Securities may be pledged in connection with a bona fide margin account or other loan or financing arrangement secured by the Securities and such pledge of Securities shall not be deemed to be a transfer, sale or assignment of the Securities hereunder, provided, however, that the Buyer shall provide the Company with written notice at least five (5) days prior to effecting a pledge of Securities.

(g) Legends. The Buyer understands that the certificates or other instruments representing the Note and the Warrants and, until such time as the resale of the Conversion Shares, the Interest Shares and the Warrant Shares have been registered under the 1933 Act as contemplated by the Registration Rights Agreements, the stock certificates representing the Conversion Shares, the Interest Shares and the Warrant Shares, except as set forth below, shall bear any legend as required by the “blue sky” laws of any state and a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such stock certificates):

[NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE [CONVERTIBLE][EXERCISABLE] HAVE BEEN][THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN] REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE SECURITIES LAWS OR (B) AN OPINION OF COUNSEL, IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAWS OR THE SECURITY MAY BE SOLD PURSUANT TO RULE 144(K) UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

The legend set forth above shall be removed and the Company shall cause a certificate without such legend to issue to the holder of the Securities upon which it is stamped, if, unless otherwise required by state securities laws (i) such Securities are registered for resale under the 1933 Act or (ii) in connection with a sale, assignment or other transfer, such holder provides the Company with an opinion of counsel, in a form reasonably acceptable to the Company, to the effect that such sale, assignment or transfer of the Securities may be made without registration under the applicable requirements of the 1933 Act or pursuant to Rule 144(k).

(h) No Conflicts. The execution, delivery and performance by the Buyer of this Agreement and the Registration Rights Agreement and the consummation by the Buyer of the transactions contemplated hereby and thereby will not (i) result in a violation of the organizational documents of the Buyer, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Buyer is a party or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to the Buyer, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Buyer to perform its obligations hereunder.

(i) Residency. The Buyer is a resident of the British Virgin Islands and its address is Craigmur Chambers, Road Town, Tortola, British Virgin Islands.

(j) Organization and Qualification. The Buyer is duly organized and validly existing and in good standing under the laws of the jurisdiction in which it is incorporated or formed, and has the requisite power and authorization to own its properties and to carry on its business as now being conducted.

(k) Authorization; Enforcement; Validity. The Buyer has the requisite power and authority to enter into and perform its obligations under this Agreement, the Registration Rights Agreement and each of the other agreements entered into by the Buyer in connection with the transactions contemplated by this Agreement. The execution and delivery by the Buyer of this Agreement and the other Transaction Documents to which the Buyer is a party and the consummation by the Buyer of the transactions contemplated hereby and thereby, have been duly authorized by the Buyer’s Board of Directors or other governing body and no further filing, consent or authorization is required by the Buyer, its Board of Directors or other governing body or its shareholders. This Agreement and the other Transaction Documents of even date herewith to which the Buyer is a party have been duly executed and delivered by the Buyer, and constitute the legal, valid and binding obligations of the Buyer, enforceable against the Buyer in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(l) Buyer’s Purchase of Securities. The Buyer is acting solely in the capacity of an arm’s length purchaser with respect to this Agreement and the other Transaction Documents to which the Buyer is a party and the transactions contemplated hereby and thereby and is not (i) an officer or director of the Company, (ii) an “affiliate” of the Company (as defined in Rule 144) or (iii) a “beneficial owner” of more than 10% of the shares of Common Stock (as defined for purposes of Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “1934 Act”)). The Buyer is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement or the other Transaction Documents to which the Buyer is a party and the transactions contemplated hereby and thereby, and any advice given by the Buyer or any of its representatives or agents in connection with this Agreement and the Transaction Documents to which the Buyer is a party and the transactions contemplated hereby and thereby is merely incidental to the Buyer’s purchase of the Securities.

(m) No General Solicitation; Placement Agent’s Fees. Neither the Buyer, nor any of its affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Securities. The Buyer has not engaged any agent, financial advisor, or broker (other than Sandell Asset Management Corp.) relating to or arising out of the transactions contemplated hereby. The Buyer shall hold the Company harmless against any liability, loss or expense (including, without limitation, attorney’s fees and out-of-pocket expenses) arising in connection with any such claim (other than claims for previously agreed to payments to Sandell Asset Management Corp. and Ardour Capital Investments, LLC).

(n) Manipulation of Price. The Buyer and its Subsidiaries have not, and to its knowledge no one acting on its or their behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the purchase or sale of any of the Securities, (ii) other than the Agent in connection with this transactions contemplated hereby, sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Securities or (iii) other than the Agent in connection with this transactions contemplated hereby, paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company.

3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company represents and warrants to the Buyer that:

(a) Organization and Qualification. The Company and its “Subsidiaries” (which for purposes of this Agreement means any entity in which the Company, directly or indirectly, owns at least 50% of the voting securities or the voting interests of such entity or otherwise controls such entity) are entities duly organized and validly existing in good standing under the laws of the jurisdiction in which they are incorporated or formed, and have the requisite power and authorization to own their properties and to carry on their business as now being conducted. Each of the Company and its Subsidiaries is duly qualified as a foreign entity to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect. As used in this Agreement, “Material Adverse Effect” means any material adverse effect on the business, properties, assets, operations, results of operations, condition (financial or otherwise) or prospects of the Company and its Subsidiaries, taken as whole, or on the transactions contemplated hereby and the other Transaction Documents or by the agreements and instruments to be entered into in connection herewith or therewith, or on the authority or ability of the Company to perform its obligations under the Transaction Documents. The Company has no Subsidiaries, except as set forth on Schedule 3(a).

(b) Authorization; Enforcement; Validity. The Company has the requisite power and authority to enter into and perform its obligations under this Agreement, the Notes, the Warrants, the Registration Rights Agreement, the Irrevocable Transfer Agent Instructions (as defined in Section 5(b)) and each of the other agreements entered into by the parties hereto in connection with the transactions contemplated by this Agreement (collectively, the “Transaction Documents”) and to issue the Securities in accordance with the terms hereof and thereof. The execution and delivery of this Agreement and the other Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby, including, without limitation, the issuance of the Notes, the reservation for issuance and the issuance of the Conversion Shares issuable upon conversion of the Notes, the issuance of the Warrants and the reservation for issuance and issuance of the Warrant Shares issuable upon exercise of the Warrants, have been duly authorized by the Company’s Board of Directors and (other than the filing with the SEC of one or more Registration Statements in accordance with the requirements of the Registration Rights Agreement, certain Blue Sky Filings, and notice to and listing of shares on the Principal Market) no further filing, consent, or authorization is required by the Company, its Board of Directors or its stockholders. This Agreement and the other Transaction Documents of even date herewith have been duly executed and delivered by the Company, and constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(c) Issuance of Securities. The issuance of the Notes and the Warrants are duly authorized and are free from all taxes, liens and charges with respect to the issue thereof. As of the Closing, the Company shall have reserved from its duly authorized capital stock not less than the sum of (i) 130% of the maximum number of shares of Common Stock issuable upon conversion of the Notes (assuming for purposes hereof, that the Notes are convertible at the Conversion Price and without taking into account any limitations on the conversion or redemption of the Notes set forth in the Notes) and (ii) 130% of the maximum number of shares of Common Stock issuable upon exercise of the Warrants (without taking into account any limitations on the exercise of the Warrants set forth in the Warrants). Upon issuance or conversion in accordance with the Notes or exercise in accordance with the Warrants, as the case may be, the Interest Shares, the Conversion Shares and the Warrant Shares, respectively, will be validly issued, fully paid and nonassessable and free from all preemptive or similar rights, taxes, liens and charges with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Common Stock. The offer and issuance by the Company of the Securities is exempt from registration under the 1933 Act.

(d) No Conflicts. The execution, delivery and performance of this Agreement and the other Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Notes, the Warrants, and the Interest Shares and the reservation for issuance of the Conversion Shares and the Warrant Shares) will not (i) result in a violation of the Certificate of Incorporation or Bylaws (as defined in Section 3(r)) of the Company or the certificate of incorporation, bylaws or other governing documents of any of its Subsidiaries or any capital stock of the Company or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and the rules and regulations of the NASDAQ Capital Market (the “Principal Market”)) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected.

(e) Consents. Other than registration of shares with the SEC, certain Blue Sky Filings and compliance with the notification and listing requirements of the Principal Market, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court, governmental agency or any regulatory or self-regulatory agency or any other Person in order for it to execute, deliver or perform any of its obligations under or contemplated by this Agreement and the other Transaction Documents, in each case in accordance with the terms hereof or thereof. Other than registration of the shares with the SEC, certain Blue Sky Filings and compliance with the notification and listing requirements of the Principal Market, all consents, authorizations, orders, filings and registrations which the Company is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the Closing Date, and the Company and its Subsidiaries are unaware of any facts or circumstances which might prevent the Company from obtaining or effecting any of the registration, application or filings pursuant to the preceding sentence. The Company is not in violation of the listing requirements of the Principal Market and other than the potential delisting if the Company’s share price falls below $1.00 per share, has no knowledge of any facts which would reasonably lead to delisting or suspension of the Common Stock in the foreseeable future.

(f) Acknowledgment Regarding Buyer’s Purchase of Securities. The Company acknowledges and agrees based, in part, on the Buyer’s representations in Section 2, that the Buyer is acting solely in the capacity of an arm’s length purchaser with respect to this Agreement and the other Transaction Documents and the transactions contemplated hereby and thereby and that the Buyer is not (i) an officer or director of the Company, (ii) an “affiliate” of the Company (as defined in Rule 144) or (iii) to the knowledge of the Company, a “beneficial owner” of more than 10% of the shares of Common Stock (as defined for purposes of Rule 13d-3 of the 1934 Act). The Company further acknowledges that the Buyer is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement or the other Transaction Documents and the transactions contemplated hereby and thereby, and any advice given by the Buyer or any of its representatives or agents in connection with this Agreement and the Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to the Buyer’s purchase of the Securities. The Company further represents to the Buyer that the Company’s decision to enter into the Transaction Documents has been based solely on the independent evaluation by the Company and its representatives.

(g) No General Solicitation; Placement Agent’s Fees. Neither the Company, nor any of its affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Securities. The Company shall be responsible for the payment of any placement agent’s fees, financial advisory fees, or brokers’ commissions (other than for Persons engaged by the Buyer or its investment advisor) relating to or arising out of the transactions contemplated hereby. The Company shall pay, and hold the Buyer harmless against, any liability, loss or expense (including, without limitation, attorney’s fees and out-of-pocket expenses) arising in connection with any such claim. The Company acknowledges that it has engaged Ardour Capital Investments, LLC as placement agent (the “Agent”) in connection with the sale of the Securities. Other than the Agent, the Company has not engaged any placement agent or other agent in connection with the sale of the Securities.

(h) No Integrated Offering. None of the Company, its Subsidiaries, any of their affiliates or any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of any of the Securities under the 1933 Act or cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of the 1933 Act or any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of any exchange or automated quotation system on which any of the securities of the Company are listed or designated. None of the Company, its Subsidiaries, their affiliates or any Person acting on its or their behalf will take any action or steps referred to in the preceding sentence that would require registration of any of the Securities under the 1933 Act or cause the offering of the Securities to be integrated with other offerings.

(i) Dilutive Effect. The Company understands and acknowledges that the number of Conversion Shares issuable upon conversion of the Notes and the Warrant Shares issuable upon exercise of the Warrants, will increase in certain circumstances. The Company further acknowledges that its obligation to issue Conversion Shares upon conversion of the Notes in accordance with this Agreement and the Notes and its obligation to issue the Warrant Shares upon exercise of the Warrants in accordance with this Agreement and the Warrants is, in each case, absolute and unconditional, regardless of the dilutive effect that such issuance may have on the ownership interests of other stockholders of the Company.

(j) Application of Takeover Protections; Rights Agreement. The Company and its board of directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Certificate of Incorporation or the laws of the jurisdiction of its incorporation which is or could become applicable to the Buyer as a result of the transactions contemplated by this Agreement, including, without limitation, the Company’s issuance of the Securities and the Buyer’s ownership of the Securities. The Company has not adopted a stockholder rights plan or similar arrangement relating to accumulations of beneficial ownership of Common Stock or a change in control of the Company.

(k) SEC Documents; Financial Statements. The Company is a “Small Business Issuer” and has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the 1934 Act since its initial public offering (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements, notes and schedules thereto and documents incorporated by reference therein being hereinafter referred to herein as the “SEC Documents”). The Company has delivered to the Buyer or its representatives true, correct and complete copies of any SEC Documents not available on the EDGAR system. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

(l) Absence of Certain Changes. Except as disclosed in Schedule 3(l), since the date of the Company’s most recent audited financial statements contained in an Annual Report on Form 10-K, there has been no material adverse change and no material adverse development in the business, assets, liabilities, properties, operations, prospects, condition (financial or otherwise) or results of operations of the Company. Except as disclosed in Schedule 3(l), since the date of the Company’s most recent audited financial statements contained in an Annual Report on Form 10-K, the Company has not (i) declared or paid any dividends, (ii) sold any assets, individually or in the aggregate, in excess of $100,000 outside of the ordinary course of business or (iii) had capital expenditures, individually or in the aggregate, in excess of $1,500,000. The Company has not taken any steps to seek protection pursuant to any bankruptcy law nor does the Company have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy proceedings or any knowledge of any fact which would reasonably lead a creditor to do so. The Company is not, as of the date hereof, and after giving effect to the transactions contemplated hereby to occur at the Closing will not, be Insolvent (as defined below). For purposes of this Section 3(l), “Insolvent” means (i) the Company is unable to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured or (ii) the Company has unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted.

(m) No Undisclosed Events, Liabilities, Developments or Circumstances. Other than the transactions contemplated by the Transaction Documents, no event, liability, development or circumstance has occurred or exists, or to the best knowledge of the Company, is contemplated to occur with respect to the Company, its Subsidiaries or their respective business, assets, liabilities, properties, operations, prospects, condition (financial or otherwise) or results of operations, that would, individually or in the aggregate, be likely to have a Material Adverse Effect.

(n) Conduct of Business; Regulatory Permits. Neither the Company nor any of its Subsidiaries is in violation of any term of or in default under its certificate of incorporation, bylaws or other governing documents. Neither the Company nor any of its Subsidiaries is in violation of any judgment, decree or order or any law, statute, ordinance, rule or regulation applicable to the Company or any of its Subsidiaries, and neither the Company nor any of its Subsidiaries has conducted or will conduct its business in violation of any of the foregoing, except for possible violations which would not, individually or in the aggregate, have a Material Adverse Effect. Without limiting the generality of the foregoing, the Company is not in violation of any of the rules, regulations or requirements of the Principal Market and has no knowledge of any facts or circumstances that would reasonably lead to delisting or suspension of the Common Stock by the Principal Market in the foreseeable future other than the market requirements as to minimum share price. Except as disclosed on Schedule 3(n), during the two (2) years prior to the date hereof, (i) the Common Stock has been designated for quotation on the Principal Market, (ii) trading in the Common Stock has not been suspended by the SEC or the Principal Market and (iii) the Company has received no communication, written or oral, from the SEC or the Principal Market regarding the suspension or delisting of the Common Stock from the Principal Market. Except as disclosed on Schedule 3(n), the Company and its Subsidiaries possess all certificates, authorizations and permits issued by the appropriate regulatory authorities necessary to conduct their respective businesses, except where the failure to possess such certificates, authorizations or permits would not have, individually or in the aggregate, a Material Adverse Effect, and neither the Company nor any such Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit, except where the revocation or modification would not have, individually or in the aggregate, a Material Adverse Effect.

(o) Foreign Corrupt Practices. Neither the Company nor any of its Subsidiaries nor, to the best of the Company’s knowledge, any director, officer, agent, employee or other Person acting on behalf of the Company or any of its Subsidiaries has, in the course of its actions for, or on behalf of, the Company or any such Subsidiary (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

(p) Sarbanes-Oxley Act. The Company is in compliance with any and all applicable requirements of the Sarbanes-Oxley Act of 2002 that are effective as of the date hereof that are mandated for compliance by the Company, and any and all applicable rules and regulations promulgated by the SEC thereunder that are effective as of the date hereof, except where such noncompliance would not have, individually or in the aggregate, a Material Adverse Effect.

(q) Transactions With Affiliates. Except as set forth in the SEC Documents and other than the grant of stock options disclosed on Schedule 3(q), none of the officers, directors or employees of the Company is presently a party to any transaction with the Company or any of its Subsidiaries (other than for ordinary course services as employees, officers or directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any such officer, director or employee or, to the knowledge of the Company, any corporation, partnership, trust or other entity in which any such officer, director or employee has a substantial interest or is an officer, director, trustee or partner.

(r) Equity Capitalization. As of the date hereof, the authorized capital stock of the Company consists of 19,850,000 shares of Common Stock, 150,000 shares of Class B Common Stock, $0.01 par value per share (the “Class B Common Stock”), and 3,000,000 shares of Preferred Stock, $0.01 par value per share, of which as of the date hereof, 6,560,723 shares of Common Stock, no shares of Class B Common Stock and no shares of Preferred Stock are issued and outstanding, 323,986 shares are reserved for issuance pursuant to the Company’s stock option and purchase plans and 5,219,371 shares are reserved for issuance pursuant to securities (other than the Notes and Warrants) exercisable or exchangeable for, or convertible into, shares of Common Stock. All of such outstanding shares have been, or upon issuance will be, duly authorized and validly issued and are fully paid and nonassessable. Except as disclosed in the SEC Documents or on Schedule 3(r): (i) none of the capital stock of the Company or any of its Subsidiaries is subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company or any of its Subsidiaries; (ii) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any capital stock of the Company or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional capital stock of the Company or any of its Subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any capital stock of the Company or any of its Subsidiaries; (iii) there are no outstanding debt securities, notes, credit or loan agreements, credit facilities or other agreements, documents or instruments evidencing Indebtedness of the Company or any of its Subsidiaries or by which the Company or any of its Subsidiaries is or may become bound; (iv) there are no financing statements securing obligations in any material amounts, either singly or in the aggregate, filed in connection with the Company or any of its Subsidiaries; (v) there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of their securities under the 1933 Act (except the Registration Rights Agreement); (vi) there are no outstanding securities or instruments of the Company or any of its Subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to purchase, repurchase, retire, redeem or otherwise acquire for value a security of the Company or any of its Subsidiaries; (vii) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities; (viii) the Company and its Subsidiaries do not have any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement; and (ix) the Company and its Subsidiaries have no liabilities or obligations required to be disclosed in the SEC Documents but not so disclosed in the SEC Documents, other than those incurred in the ordinary course of the Company’s or its Subsidiaries’ respective businesses and which, individually or in the aggregate, do not or would not have a Material Adverse Effect. The Company has furnished to the Buyer true, correct and complete copies of the Company’s Certificate of Incorporation, as amended and as in effect on the date hereof or as proposed for amendment, but subject to shareholder approval (the “Certificate of Incorporation”), and the Company’s Bylaws, as amended and as in effect on the date hereof (the “Bylaws”), and the terms of all securities convertible into, or exercisable or exchangeable for, shares of Common Stock and the material rights of the holders thereof in respect thereto.

(s) Indebtedness and Other Contracts. Except as disclosed in the SEC Documents or on Schedule 3(s), neither the Company nor any of its Subsidiaries (i) has any outstanding Indebtedness (as defined below), (ii) is a party to any contract, agreement or instrument, the violation of which, or default under which, by the other party(ies) to such contract, agreement or instrument would result in a Material Adverse Effect, (iii) is in violation of any term of or in default (and to the best of the knowledge of the Company, no event has occurred which, with notice or lapse of time or both would, become a default) under any contract with any New York State government agency (or other governmental body) or any contract, agreement or instrument relating to any Indebtedness, except where such violations and defaults would not result, individually or in the aggregate, in a Material Adverse Effect or (iv) is a party to contract with any New York State government agency (or other governmental body) or any contract, agreement or instrument relating to any Indebtedness, the performance of which, in the reasonable judgment of the Company’s officers, has or is expected to have a Material Adverse

Effect. Except as disclosed on Schedule 3(s), no party to any contract with any New York State government agency (or other governmental body) or any contract, agreement or instrument relating to any Indebtedness, has given notice to the Company or any of its Subsidiaries of, or made a claim with respect to, any breach or default thereunder, or of a desire or intention to exercise any optional termination right thereunder and there is no notice of or claim with respect to any such breach, default, desire or intention. For purposes of this Agreement: (x) ”Indebtedness” of any Person means, without duplication (A) all indebtedness for borrowed money, (B) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (including, without limitation, “capital leases” in accordance with generally accepted accounting principals) (other than trade payables entered into in the ordinary course of business), (C) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (D) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (E) all monetary obligations under any leasing or similar arrangement which, in connection with generally accepted accounting principles, consistently applied for the periods covered thereby, is classified as a capital lease, (F) all indebtedness referred to in clauses (A) through (E) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness and (G) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (A) through (F) above; (y) “Contingent Obligation” means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto; and (z) “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization or other entity and a government or any department or agency thereof.

(t) Absence of Litigation. Except as set forth in Schedule 3(t), there is no action, suit, proceeding, inquiry or investigation before or by the Principal Market, any court, public board, government agency, arbitrator, mediator, self-regulatory organization or body pending or, to the knowledge of the Company, threatened against or affecting the Company, the Common Stock or any of the Company’s Subsidiaries or any of the Company’s or its Subsidiaries’ officers or directors.

(u) Insurance. The Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and its Subsidiaries are engaged. Neither the Company nor any such Subsidiary has been refused any insurance coverage sought or applied for and neither the Company nor any such Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

(v) Employee Relations. (i) Neither Company nor any of its Subsidiaries is a party to any collective bargaining agreement or employs any member of a union. The Company and its Subsidiaries believe that their relations with their employees are good. No executive officer (as defined in Rule 501(f) of the 1933 Act) of the Company or any of its Subsidiaries has notified the Company or any such Subsidiary that such officer intends to leave the Company or any such Subsidiary or otherwise terminate such officer’s employment with the Company or any such Subsidiary. To the best knowledge of the Company, no executive officer of the Company or any of its Subsidiaries, to the knowledge of the Company or any such Subsidiary, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement, or any other contract or agreement or any restrictive covenant, and the continued employment of each such executive officer does not subject the Company or any such Subsidiary to any liability with respect to any of the foregoing matters.

(ii) The Company and its Subsidiaries are in compliance with all federal, state, local and foreign laws and regulations respecting labor, employment and employment practices and benefits, terms and conditions of employment and wages and hours, except where failure to be in compliance would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(w) Title. The Company and its Subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company and its Subsidiaries, in each case free and clear of all liens, encumbrances and defects, except such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and any of its Subsidiaries. Any real property and facilities held under lease by the Company and any of its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and facilities by the Company and its Subsidiaries.

(x) Intellectual Property Rights. The Company and its Subsidiaries own or possess adequate rights or licenses to use all trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and other intellectual property rights (“Intellectual Property Rights”) necessary to conduct their respective businesses as now conducted. None of the Company’s Intellectual Property Rights have expired or terminated, or are expected to expire or terminate, within three years from the date of this Agreement. The Company does not have any knowledge of any infringement by the Company or its Subsidiaries of Intellectual Property Rights of others. There is no claim, action or proceeding pending, or to the knowledge of the Company, being threatened, against the Company or its Subsidiaries regarding its Intellectual Property Rights. The Company is unaware of any facts or circumstances which might give rise to any of the foregoing infringements or claims, actions or proceedings. The Company and its Subsidiaries have taken reasonable measures to protect the secrecy, confidentiality and value of all of their Intellectual Property Rights.

(y) Environmental Laws. The Company and its Subsidiaries (i) are in compliance with any and all Environmental Laws (as hereinafter defined), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval where, in each of the foregoing clauses (i), (ii) and (iii), the failure to so comply could be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect. The term “Environmental Laws” means all federal, state, local or foreign laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, “Hazardous Materials”) into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder.

(z) Subsidiary Rights. Except as set forth in Schedule 3(z), the Company or one of its Subsidiaries has the unrestricted right to vote, and (subject to limitations imposed by applicable law) to receive dividends and distributions on, all capital securities of its Subsidiaries as owned by the Company or such Subsidiary.

(aa) Investment Company. The Company is not, and is not an affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(bb) Tax Status. The Company and each of its Subsidiaries (i) has made or filed all foreign, federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject when due, (ii) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and (iii) has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim.

(cc) Internal Accounting and Disclosure Controls. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset and liability accountability, (iii) access to assets or incurrence of liabilities is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets and liabilities is compared with the existing assets and liabilities at reasonable intervals and appropriate action is taken with respect to any difference. The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-14 under the 1934 Act) that are effective in ensuring that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported, within the time periods specified in the rules and forms of the SEC, including, without limitation, controls and procedures designed in to ensure that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is accumulated and communicated to the Company’s management, including its principal executive officer or officers and its principal financial officer or officers, as appropriate, to allow timely decisions regarding required disclosure. During the twelve months prior to the date hereof neither the Company nor any of its Subsidiaries has received any notice or correspondence from any accountant relating to any potential material weakness in any part of the system of internal accounting controls of the Company or any of its Subsidiaries.

(dd) Off Balance Sheet Arrangements. There is no transaction, arrangement or other relationship between the Company or any of its Subsidiaries and an unconsolidated or other off balance sheet entity that is required to be disclosed by the Company in its 1934 Act filings and is not so disclosed or that otherwise would be reasonably likely to have a Material Adverse Effect.

(ee) Ranking of Note. Except as set forth on Schedule (ee), no Indebtedness of the Company is senior to or ranks pari passu with the Note in right of payment, whether with respect of payment of redemptions, interest, damages or upon liquidation or dissolution or otherwise.

(ff) Form S-3 Eligibility. The Company is eligible to register the Conversion Shares, the Warrant Shares and the Interest Shares for resale by the Buyer using Form S-3 promulgated under the 1933 Act.

(gg) Transfer Taxes. On the Closing Date, all stock transfer or other taxes (other than income or similar taxes) which are required to be paid in connection with the sale and transfer of the Securities to be sold to the Buyer hereunder will be, or will have been, fully paid or provided for by the Company, and all laws imposing such taxes will be or will have been complied with.

(hh) Manipulation of Price. The Company and its Subsidiaries have not, and to its knowledge no one acting on its or their behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities, (ii) other than the Agent, sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Securities or (iii) other than the Agent, paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company.

(ii) U.S. Real Property Holding Corporation. The Company is not, nor has it ever been, a U.S. real property holding corporation within the meaning of Section 897 of the Internal Revenue Code of 1986, as amended, and the Company shall so certify upon the Buyer’s request.

(jj) Disclosure. The Company confirms that as of two (2) Business Days after the Closing Date, any information that constitutes or could reasonably be expected to constitute material, nonpublic information previously disclosed to the Buyer, its agent or counsel, will have been publicly disclosed. The Company understands and confirms that the Buyer will rely on the foregoing representation in effecting transactions in securities of the Company. All disclosure provided to the Buyer regarding the Company, its business and the transactions contemplated by this Agreement and the other Transaction Documents, including the Schedules and Exhibits hereto and thereto, furnished by or on behalf of the Company is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made herein or therein, in the light of the circumstances under which they were made, not misleading. Each press release issued by the Company during the twelve (12) months preceding the date of this Agreement did not at the time of release contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. No event or circumstance has occurred or information exists with respect to the Company or any of its Subsidiaries or its or their business, assets, liabilities, properties, prospects, operations or condition (financial or otherwise) or results of operations, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company, but which has not been so publicly announced or disclosed.

4. COVENANTS.

(a) Blue Sky. The Company shall, on or before the Closing Date, take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for or to qualify the Securities for sale to the Buyer at the Closing pursuant to this Agreement under applicable securities or “Blue Sky” laws of the states of the United States (or to obtain an exemption from such qualification), and shall provide evidence of any such action so taken to the Buyer on or prior to the Closing Date. The Company shall make all filings and reports relating to the offer and sale of the Securities required under applicable securities or “Blue Sky” laws of the states of the United States following the Closing Date (“Blue Sky Filings”).

(b) Reporting Status. Until the date on which the Investors (as defined in the Registration Rights Agreement) shall have sold all the Conversion Shares, Interest Shares and Warrant Shares and none of the Notes or Warrants is outstanding (the “Reporting Period”), the Company shall file all reports required to be filed by it with the SEC pursuant to the 1934 Act, and the Company shall not terminate its status as an issuer required to file reports under the 1934 Act, even if the 1934 Act or the rules and regulations thereunder would otherwise permit such termination.

(c) Use of Proceeds. The Company will use the proceeds from the sale of the Securities for working capital purposes, and not for (A) repayment of any outstanding Indebtedness of the Company or any of its Subsidiaries or (B) redemption, purchase, repurchase, retirement or other acquisition for value of any of its or its Subsidiaries’ equity securities.

(d) Financial Information. The Company agrees to send the following to each Investor (as defined in the Registration Rights Agreement) during the Reporting Period (i) unless the following are filed with the SEC through EDGAR and are available to the public through the EDGAR system, within one (1) Business Day after the filing thereof with the SEC, a copy of its Annual Reports on Form 10-K or 10-KSB, any interim reports and any consolidated balance sheets, income statements, stockholders’ equity statements and/or cash flow statements for any period other than annual, any Current Reports on Form 8-K and any registration statements (other than on Form S-8) or amendments filed pursuant to the 1933 Act, (ii) on the same day as the release thereof, facsimile or e-mailed copies of all press releases issued by the Company or any of its Subsidiaries and (iii) copies of any notices and other information made available or given to the stockholders of the Company generally, contemporaneously with the making available or giving thereof to the stockholders.

(e) Listing. The Company shall promptly secure the listing of all of the Registrable Securities (as defined in the Registration Rights Agreement) upon each national securities exchange and automated quotation system, if any, upon which the Common Stock is then listed (subject to official notice of issuance) and shall maintain such listing of all Registrable Securities from time to time issuable under the terms of the Transaction Documents. The Company shall maintain the Common Stock’s authorization for quotation on the Principal Market. Neither the Company nor any of its Subsidiaries shall take any action which would be reasonably expected to result in the delisting or suspension of the Common Stock on the Principal Market. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 4(e).

(f) Fees. The Company shall reimburse the Buyer or its designee(s) for all reasonable costs and expenses incurred in connection with documenting the transactions contemplated by the Transaction Documents (including all reasonable legal fees and disbursements in connection therewith, documentation and implementation of the transactions contemplated by the Transaction Documents and due diligence in connection therewith), which amount shall be offset against the $50,000 already paid to Sandell Asset Management, and any amount in excess of such $50,000 shall be withheld by the Buyer from its Purchase Price at the Closing. The Company shall be responsible for the payment of any placement agent’s fees, financial advisory fees and broker’s commissions (other than for Persons engaged by the Buyer) relating to or arising out of the transactions contemplated by the Transaction Documents, including, without limitation, any fees payable to the Agent. The Company shall pay, and hold the Buyer harmless against, any liability, loss or expense (including, without limitation, reasonable attorney’s fees and out-of-pocket expenses) arising in connection with any claim relating to any such payment. The Buyer shall pay, and hold the Company harmless against, any liability, loss or expense (including, without limitation, reasonable attorney fees and out-of-pocket expenses) arising in connection with any payment due by Buyer to Sandell Asset Management Corp. or any other Person acting solely on the Buyer’s behalf.

(g) Pledge of Securities. The Company acknowledges and agrees that the Securities may be pledged by an Investor (as defined in the Registration Rights Agreement) in connection with a bona fide margin agreement or other loan or financing arrangement that is secured by the Securities. The pledge of Securities shall not be deemed to be a transfer, sale or assignment of the Securities hereunder, provided, however, that an Investor shall provide the Company with written notice at least five (5) days prior to effecting a pledge of Securities. An Investor and its pledgee shall be required to comply with the provisions of Section 2(f) hereof, in order to effect a sale, transfer or assignment of Securities to such pledgee. The Company hereby agrees to execute and deliver such documentation as a pledgee of the Securities may reasonably request in connection with a pledge of the Securities to such pledgee by an Investor.

(h) Disclosure of Transactions and Other Material Information. On or before 8:30 a.m., New York Time, on the first Business Day following the date of this Agreement, the Company shall file a Current Report on Form 8-K describing the terms of the transactions contemplated by the Transaction Documents in the form required by the 1934 Act and attaching the material Transaction Documents (including, without limitation, this Agreement (and all Schedules to this Agreement), the form of Notes, the forms of Warrants and the Registration Rights Agreement) (including all attachments, the “8-K Filing”). From and after the filing of the 8-K Filing with the SEC, the Company represents and acknowledges that the Buyer shall not be in possession of any material, nonpublic information received from the Company or any of its Subsidiaries, or any of its or their respective officers, directors, employees, stockholders, representatives or agents, that is not disclosed in the 8-K Filing. The Company shall not, and shall cause each of its Subsidiaries and its and each of their respective officers, directors, employees, stockholders, representatives and agents, not to, provide the Buyer with any material, nonpublic information regarding the Company or any of its Subsidiaries from and after the filing of the 8-K Filing with the SEC without the express prior written consent of the Buyer. In the event of a breach of the foregoing covenant by the Company or any of its Subsidiaries, or any of its or their respective officers, directors, employees, stockholders, representatives and agents, in addition to any other remedy provided herein or in the other Transaction Documents, the Buyer, upon five (5) business days’ notice to the Company, shall have the right to make a public disclosure, in the form of a press release, public advertisement or otherwise, of such material, nonpublic information without the prior approval by the Company or its Subsidiaries or any of its or their respective officers, directors, employees, stockholders, representatives or agents. The Buyer shall not have any liability to the Company or its Subsidiaries or any of its or their respective officers, directors, employees, stockholders, representatives or agents, for any such disclosure. Subject to the foregoing, none of the Company, any of its Subsidiaries or the Buyer shall issue any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, that the Company shall be entitled, without the prior approval of the Buyer, to make any press release or other public disclosure with respect to such transactions (i) in substantial conformity with the 8-K Filings and contemporaneously therewith and (ii) as is required by applicable law and regulations (provided, that in the case of clause (i) the Buyer shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release). Without the prior written consent of the Buyer, the Company shall not disclose the name of the Buyer in any filing, announcement, release or otherwise.

(i) Restriction on Redemption and Cash Dividends. Except in connection with any Soft Call of Warrants (as defined below) by the Company, and in connection with the transactions contemplated hereby, so long as any Notes are outstanding, the Company shall not, directly or indirectly, redeem, purchase, repurchase, retire or otherwise acquire for value, or declare or pay any cash dividend or distribution on, the Common Stock without the prior express written consent of the holders of Notes representing not less than a majority of the aggregate principal amount of the then outstanding Notes. For purposes of this Agreement, a “Soft Call of Warrants” means any offer or exchange of additional securities or warrants to the holders of the Company’s publicly traded, registered Class Z warrants (DSTIZ), to induce such holders to redeem or exchange the Class Z warrants.

(j) Additional Notes; Variable Securities; Dilutive Issuances. So long as the Note is outstanding, the Company will not issue any Notes (other than to the Buyer as contemplated hereby) and the Company shall not issue any other securities that would cause a breach or default under the Note. For the period of one year after the Closing Date, the Company shall not, in any manner, enter into or effect any Dilutive Issuance (as defined in the Notes) if the effect of such Dilutive Issuance is to cause the Company to be required to issue upon conversion of any Note or exercise of any Warrant any shares of Common Stock in excess of that number of shares of Common Stock which the Company may issue upon conversion of the Notes and exercise of the Warrants without breaching the Company’s obligations under the rules or regulations of the Principal Market.

(k) Reservation of Shares. The Company shall take all action necessary to at all times have authorized, and reserved for the purpose of issuance, no less than 130% of the sum of the number of Interest Shares issuable pursuant to the terms of the Notes, shares of Common Stock issuable upon conversion of the Note and shares of Common Stock issuable upon exercise of the Warrants.

(l) Conduct of Business. The business of the Company and its Subsidiaries shall not be conducted in violation of any law, ordinance or regulation of any government or any department or agency thereof or other governmental entity, except where such violations would not result, either individually or in the aggregate, in a Material Adverse Effect.

(m) Other Registration Statements; Additional Issuances of Securities.

(i) From the date hereof until at least three (3) months after the Effective Date (as defined in the Registration Rights Agreement), the Company will not, directly or indirectly, file any registration statement with the SEC or draw down on any existing Form S-3 shelf registration statement, other than the Registration Statement (as defined in the Registration Rights Agreement).

(ii) The Company shall notify the Buyer, at least thirty (30) days in advance of its intention to raise additional capital (other than (i) through a Soft Call of Warrants, (ii) a secondary offering that is an underwritten offering of shares by the Company in which the gross proceeds are not less than $25,000,000 or (iii) through issuance of options, shares, warrants, phantom stock, stock appreciation rights, restricted stock or other securities (A) pursuant to the Company Employee Incentive Plan or (B) to Consultants in compensation for services in an amount of up to 50,000 shares of Common Stock). Until the second anniversary of the Closing Date, the Company shall allow Buyer to purchase up to 100% of any debt or equity to be raised in a capital transaction, in an aggregate amount up to $15,000,000. Regardless of whether the Buyer participates in the transaction, subject to the following sentence, the Company shall use its best efforts to keep the Buyer informed of progress of the transaction. Prior to disclosing to the Buyer the existence of any such transaction or any of the terms thereof, the Company agrees to request the Buyer to waive the covenant concerning disclosure of non-public information to Buyer to permit the Company to make disclosures to the Buyer pursuant to this Section 4(m).

(n) Stockholder Approval. The Company shall provide each stockholder entitled to vote at a special or annual meeting of stockholders of the Company (the “Stockholder Meeting”), which shall be promptly called and held not later than November 30, 2006 (the “Stockholder Meeting Deadline”), a proxy statement, substantially in the form which has been previously reviewed by the Buyer and McDermott Will & Emery LLP, soliciting each such stockholder’s affirmative vote at the Stockholder Meeting for approval of resolutions providing for the Company’s issuance of all of the Securities as described in the Transaction Documents in accordance with applicable law and the rules and regulations of the Principal Market (such affirmative approval being referred to herein as the “Stockholder Approval”), and the Company shall use its best efforts to solicit its stockholders’ approval of such resolutions and to cause the Board of Directors of the Company to recommend to the stockholders that they approve such resolutions. The Company shall be obligated to use its best efforts to obtain the Stockholder Approval by the Stockholder Meeting Deadline. If, despite the Company’s best efforts, the Stockholder Approval is not obtained on or prior to the Stockholder Meeting Deadline, the Company shall cause an additional Stockholder Meeting to be held every three (3) months thereafter until such Stockholder Approval is obtained, the Notes are no longer outstanding, or August 30, 2007, whichever occurs first.

5. REGISTER; TRANSFER AGENT INSTRUCTIONS.

(a) Register. The Company shall maintain at its principal executive office (or such other office or agency of the Company as it may designate by notice to each holder of Securities), a register for the Note (and any Notes issued in exchange, transfer or replacement of the Note, which shall collectively be referred to as the “Notes”) and the Warrants in which the Company shall record the name and address of the Person in whose name the Notes and the Warrants have been issued (including the name and address of each transferee), the principal amount of Notes held by such Person, the number of Conversion Shares issuable upon conversion of the Notes and the number of Warrant Shares issuable upon exercise of the Warrants held by such Person. The Company shall keep the register open and available at all times during business hours for inspection of the Buyer or its legal representatives.

(b) Transfer Agent Instructions. The Company shall issue irrevocable instructions to its transfer agent, and any subsequent transfer agent, to issue certificates or credit shares to the applicable balance accounts at The Depository Trust Company (“DTC”), registered in the name of the Buyer or its nominee, for the Conversion Shares, the Interest Shares, if any, and the Warrant Shares in such amounts as specified from time to time by the Buyer to the Company upon conversion of the Notes or exercise of the Warrants in the form of Exhibit D attached hereto (the “Irrevocable Transfer Agent Instructions”). The Company warrants that no instruction other than the Irrevocable Transfer Agent Instructions referred to in this Section 5(b), and stop transfer instructions to give effect to Section 2(g) hereof, will be given by the Company to its transfer agent with respect to the Securities, and that the Securities shall otherwise be freely transferable on the books and records of the Company, as applicable, and to the extent provided in this Agreement and the other Transaction Documents. If the Buyer effects a sale, assignment or transfer of the Securities in accordance with Section 2(g), the Company shall permit the transfer and shall promptly instruct its transfer agent to issue one or more certificates or credit shares to the applicable balance accounts at DTC in such name and in such denominations as specified by the Buyer to effect such sale, transfer or assignment. In the event that such sale, assignment or transfer involves Conversion Shares, Interest Shares or Warrant Shares sold, assigned or transferred pursuant to an effective registration statement or pursuant to Rule 144, the transfer agent shall issue such Securities to the Buyer, assignee or transferee, as the case may be, without any restrictive legend upon receipt of reasonably requested documentation and an opinion of counsel in a form reasonably satisfactory to the Company. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Buyer. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section 5(b) will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section 5(b), that the Buyer shall be entitled, in addition to all other available remedies, to an order and/or injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required.

6. CONDITIONS TO THE COMPANY’S OBLIGATION TO SELL.

(a) The obligation of the Company hereunder to issue and sell the Note and the related Warrants to the Buyer at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions; provided, that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion by providing the Buyer with prior written notice thereof:

(i) The Buyer shall have executed each of the Transaction Documents to which it is a party and delivered the same to the Company.

(ii) The Buyer shall have delivered to the Company the Purchase Price (less the amounts withheld pursuant to Section 4(f)) for the Note and the Warrants being purchased by the Buyer at the Closing by wire transfer of immediately available funds pursuant to the wire instructions provided in advance by the Company.

(iii) The representations and warranties of the Buyer shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date), and the Buyer shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Buyer at or prior to the Closing Date.

7. CONDITIONS TO THE BUYER’S OBLIGATION TO PURCHASE.

(a) The obligation of the Buyer hereunder to purchase the Note and the related Warrants at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions; provided, that these conditions are for the Buyer’s sole benefit and may be waived by the Buyer at any time in its sole discretion by providing the Company with prior written notice thereof:

(i) The Company shall have executed and delivered to the Buyer (A) each of the Transaction Documents and (B) the Note and the related Warrants being purchased by the Buyer at the Closing pursuant to this Agreement.

(ii) The Buyer shall have received the opinion of Whiteman Osterman & Hanna LLP, the Company’s outside counsel, dated as of the Closing Date, in substantially the form of Exhibit E attached hereto.

(iii) The Company shall have delivered to the Buyer a copy of the Irrevocable Transfer Agent Instructions, in the form of Exhibit D attached hereto, which instructions shall have been delivered to and acknowledged in writing by the Company’s transfer agent.

(iv) The Company shall have delivered to the Buyer a certificate evidencing the due incorporation or formation and good standing of the Company and each of its Subsidiaries in each such entity’s jurisdiction of incorporation or formation, issued by the Secretary of State (or comparable office) of such jurisdiction, as of a date within ten (10) days of the Closing Date.

(v) The Company shall have delivered to the Buyer a certificate evidencing the Company’s qualification as a foreign corporation and good standing issued by the Secretary of State (or comparable office) of each jurisdiction in which the Company conducts business, as of a date within ten (10) days of the Closing Date.

(vi) The Company shall have delivered to the Buyer a certified copy of the Certificate of Incorporation, as certified by the Secretary of State of the State of Delaware, within ten (10) days of the Closing Date.

(vii) The Company shall have delivered to the Buyer a certificate, executed by the Secretary of the Company and dated as of the Closing Date, as to (i) the resolutions consistent with Section 3(b) as adopted by the Company’s Board of Directors in a form reasonably acceptable to the Buyer, (ii) the Certificate of Incorporation and (iii) the Bylaws, each as in effect at the Closing, in the form attached hereto as Exhibit F.

(viii) The representations and warranties of the Company shall be true and correct as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, which shall be true as of such specific date) and the Company shall have performed, satisfied and complied in all respects with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company at or prior to the Closing Date. The Buyer shall have received a certificate, executed by the Chief Executive Officer of the Company, dated as of the Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by the Buyer in the form attached hereto as Exhibit G.

(ix) The Company shall have delivered to the Buyer a letter from the Company’s transfer agent certifying the number of shares of Common Stock outstanding as of a date within five (5) days of the Closing Date.

(x) The Common Stock (I) shall be designated for quotation or listed on the Principal Market and (II) shall not have been suspended, as of the Closing Date, by the SEC or the Principal Market from trading on the Principal Market nor shall suspension by the SEC or the Principal Market have been threatened, as of the Closing Date, either (A) in writing by the SEC or the Principal Market or (B) by falling below the minimum listing maintenance requirements of the Principal Market.

(xi) The Company shall have obtained all governmental, regulatory or third party consents and approvals, if any, necessary for the sale of the Securities (other than the Stockholder Approval).

(xii) The Company shall have delivered to the Buyer such other documents relating to the transactions contemplated by this Agreement as the Buyer or its counsel may reasonably request.

8. MISCELLANEOUS.

(a) Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

(b) Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party; provided, that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

(c) Headings. The headings of this Agreement are for convenience of reference only and shall not form part of, or affect the interpretation of, this Agreement.

(d) Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

(e) Entire Agreement; Amendments. This Agreement and the other Transaction Documents supersede all other prior oral or written agreements between the Buyer, the Company, their Affiliates and Persons acting on their behalf with respect to the matters discussed herein, and this Agreement, the other Transaction Documents and the instruments referenced herein and therein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor the Buyer makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be amended other than by an instrument in writing signed by the Company and the holders of at least a majority of the aggregate number of Registrable Securities issued and issuable hereunder, and any amendment to this Agreement made in conformity with the provisions of this Section 8(e) shall be binding on the Buyer and holders of Securities, as applicable. No provision hereof may be waived other than by an instrument in writing signed by the party against whom enforcement is sought. No such amendment shall be effective to the extent that it applies to less than all of the holders of the applicable Securities then outstanding. No consideration shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents unless the same consideration also is offered to all of the parties to the Transaction Documents, holders of Notes or holders of the Warrants, as the case may be. The Company has not, directly or indirectly, made any agreements with the Buyer relating to the terms or conditions of the transactions contemplated by the Transaction Documents except as set forth in the Transaction Documents. Without limiting the foregoing, the Company confirms that, except as set forth in this Agreement, the Buyer has not made any commitment or promise or has any other obligation to provide any financing to the Company or otherwise.

(f) Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided, confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one Business Day after deposit with an overnight courier service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

If to the Company:

DayStar Technologies, Inc.
13 Corporate Drive
Halfmoon, New York 12065
Telephone:	(518) 383-4600
Facsimile:	(518) 383-7900
Attention:	Thomas A. Polich, Esq.
General Counsel/Assistant Secretary

With a copy (for informational purposes only) to:

Whiteman Osterman & Hanna LLP

One Commerce Plaza
Albany, New York 12260
Telephone:	(518) 487-7600
Facsimile:	(518) 487-7777
Attention:	Leslie M. Apple, Esq.

If to the Transfer Agent:

U.S. Stock Transfer Corporation
1745 Gardena Avenue
Glendale, California 91204
Telephone:	(818) 502-1404
Facsimile:	(818) 502-0674
Attention:	Syed Hussaini

If to the Buyer:

Castlerigg Master Investments Ltd.
c/o Sandell Asset Management Corp.
40 West 57th Street, 26th Floor
New York, New York 10019
Telephone:	(212) 603-5775
Facsimile:	(212) 603-5710
Attention:	Cem Hacioglu

with a copy (for informational purposes only) to:

McDermott Will & Emery LLP
340 Madison Avenue
New York, New York 10017
Telephone:	(212) 547-5400
Facsimile:	(212) 547-5444
Attention:	Stephen E. Older, Esq.

or to such other address and/or facsimile number and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from an overnight courier service in accordance with clause (i), (ii) or (iii) above, respectively.

(g) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any purchasers of the Note or the Warrants. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the holders of at least a majority of the aggregate number of Registrable Securities issued and issuable hereunder, including by way of a Fundamental Transaction (unless the Company is in compliance with the applicable provisions governing Fundamental Transactions set forth in the Note and the Warrants). The Buyer may assign some or all of its rights hereunder in connection with transfer of any of its Securities without the consent of the Company, in which event such assignee shall be deemed to be a Buyer hereunder with respect to such assigned rights.

(h) No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

(i) Survival. The representations and warranties of the Company and the Buyer contained in Sections 2 and 3 and the agreements and covenants set forth in Sections 4, 5 and 8 shall survive the Closing.

(j) Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(k) Indemnification. In consideration of the Buyer’s execution and delivery of the Transaction Documents and acquiring the Securities thereunder and in addition to all of the Company’s other obligations under the Transaction Documents, the Company shall defend, protect, indemnify and hold harmless the Buyer and each other holder of the Securities and all of their partners, members, managers, officers, directors, employees and direct or indirect investors and any of the foregoing Persons’ agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the “Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements (the “Indemnified Liabilities”), incurred by any Indemnitee as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Company in this Agreement or the other Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (b) any breach of any covenant, agreement or obligation of the Company contained in this Agreement or the other Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby or (c) any cause of action, suit or claim brought or made against such Indemnitee by a third party (including for these purposes a derivative action brought on behalf of the Company) and arising out of or resulting from (i) the execution, delivery, performance or enforcement of this Agreement or the other Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (ii) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Securities, (iii) any disclosure made by the Buyer pursuant to Section 4(h), or (iv) the status of the Buyer or holder of the Securities as an investor in the Company pursuant to the transactions contemplated by the Transaction Documents. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. Except as otherwise set forth herein, the mechanics and procedures with respect to the rights and obligations under this Section 8(k) shall be the same as those set forth in Section 6 of the Registration Rights Agreement.

(l) Remedies. The Buyer and each holder of the Securities and the Company shall have all rights and remedies set forth in the Transaction Documents and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which such holders have under any law. Any Person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. Furthermore, the Company recognizes that in the event that it fails to perform, observe or discharge any or all of its obligations under the Transaction Documents, any remedy at law may prove to be inadequate relief to the Buyer. The Company therefore agrees that the Buyer shall be entitled to seek temporary and permanent injunctive relief in any such case without the necessity of proving actual damages and without posting a bond or other security.

(m) Payment Set Aside. To the extent that the Company makes a payment or payments to the Buyer hereunder or pursuant to any of the other Transaction Documents or the Buyer enforces or exercises its rights hereunder or thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other Person under any law (including, without limitation, any bankruptcy law, foreign, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

[Signature Pages Follow]

IN WITNESS WHEREOF, the Buyer and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above

COMPANY:
DAYSTAR TECHNOLOGIES, INC.

By:	/s/ John R. Tuttle
Name: John R. Tuttle
Title: Chief Executive Officer

IN WITNESS WHEREOF, the Buyer and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

BUYER:
CASTLERIGG MASTER INVESTMENTS LTD.

By:	/s/ Patrick T. Burke
Name: Patrick T. Burke
Title: Senior Managing Director

EXHIBITS

Exhibit A	Form of Note
Exhibit B-1	Form of Class A Warrant
Exhibit B-2	Form of Class B Warrant
Exhibit C	Registration Rights Agreement
Exhibit D	Irrevocable Transfer Agent Instructions
Exhibit E	Form of Outside Company Counsel Opinion
Exhibit F	Form of Secretary’s Certificate
Exhibit G	Form of Officer’s Certificate

SCHEDULES

Schedule 3(a)	Subsidiaries
Schedule 3(l)	Absence of Certain Changes
Schedule 3(q)	Transactions with Affiliates
Schedule 3(n)	Conduct of Business; Regulatory Permits
Schedule 3(r)	Equity Capitalization
Schedule 3(s)	Indebtedness and Other Contracts
Schedule 3(t)	Litigation
Schedule 3(z)	Subsidiary Rights
Schedule 3(ee)	Ranking of the Note

SECURITIES PURCHASE AGREEMENT

Schedule 3(a) Subsidiaries

DayStar Solar, LLC, a Colorado limited liability company

FEIN # 52-2309159

DayStar Solar, LLC discontinued operations during the second quarter of 2005.

SECURITIES PURCHASE AGREEMENT

Schedule 3(l) Absence of Certain Changes

Item (iii) Since the date of the Company’s most recent audited financial statements (December 31, 2005), the Company has had capital expenditures in excess of $1,500,000. Expenditures that, in the aggregate, exceeded the $1,500,000 threshold since December 31, 2005 are as follows:

Date	Vendor	Description	Amount
01/04/2006	Metrology Equipment Services	see attached quote # 3208	5,000.00
01/06/2006	Newark in One	Calibrated Fluke	4,570.00
01/07/2006	Custom Fabrications	Materials for Chamber	723.00
01/10/2006	Dell Commercial Credit	Optiplex w/ micro Tower	862.41
01/10/2006	Dell Commercial Credit	Latitude laptop	1,887.39
01/10/2006	Dell Commercial Credit	Lattitude laptops	4,128.98
01/10/2006	Dell Commercial Credit	Latitude laptop	1,813.64
01/10/2006	PVI	Inline Thermal System projected labor and materials cost	128,300.00
01/10/2006	Dell Commercial Credit	Project 2003 English 6.0, Visio Studio	3,435.93
01/10/2006	Dell Commercial Credit	Office Professional	911.54
01/12/2006	Myers Vacuum	Automatic valve sensor	7,646.00
01/13/2006	Coy Laboratory Products, inc.	3 ft. glove box	2,154.00
01/13/2006	Inficon Inc.	Crystal retainer and holder	1,780.00
01/13/2006	KeyBank - Corporate Card	LabTek - High Res Video Camera with Zoom Lense	882.00
01/13/2006	Coy Laboratory Products, inc.	freight	87.94
01/16/2006	The Walters Company	Mix Hood	5,355.00
01/18/2006	CVD Equipment	20% Downpayment on 3 tube furnace	171,767.00
01/18/2006	David Franco	Three bollards installed at bld 21	2,440.00
01/19/2006	GBI Installations	50% down payment, 3 bookcases, 2 credenza	1,211.71
01/19/2006	McMaster- Carr Supply	All SS Assembled Mobile workbench 72"x3"x34", w/lower shelf, 5" H back stop & drawer	683.33
01/19/2006	Duniway Stockroom Corp	6" air operated SS 6" conflat gate valve	1,500.00
01/19/2006	The Walters Company	Chemical Evaporator stack install	2,490.59
01/19/2006	WaveMetrics	IGRO Pro 5 for PC’s software	550.00
01/19/2006	WaveMetrics	IGRO manual	49.00
01/20/2006	VWR International	Dry-Keeper Desiccator Cabinet	824.87
01/21/2006	Venzon	Target Delrin Insulator, Target aluminum blankoff plate, nickel plated	16,260.00
01/21/2006	Venzon	3-Target Aluminum Door (nickel plated)	20,681.00
01/30/2006	Duniway Stockroom Corp	6" air operated SS 6" conflate gate valve	1,450.00
01/31/2006	The Walters Company	fabrication and installation of sheetmetal B vent stack for the Belt furnace	2,850.00
01/31/2006	Quartzfab	6" tray Liner	3,724.00
01/31/2006	Deborah Dzingle	Intuit QuickBooks purchase	4,239.00
02/01/2006	W.B. Mason	Cherry Cabinet, white boards, projection screen	3,937.57
02/01/2006	McMaster- Carr Supply	Thermoplastic Heater	966.20
02/01/2006	Aries Chemical	Evaporation system, final payment	11,479.61
02/01/2006	SMRT Architects and Engineers	Jan ‘06 Professional Services	44,655.63
02/01/2006	Hawk Ridge Systems	CA Office - SolidWorks, COSMOS Works, PDMWorks	33,020.74
02/02/2006	GBI Installations	50% down payment, Engineering workstations	6,800.00
02/03/2006	MKS Instruments Inc.	Power supply	1,282.50
02/03/2006	MKS Instruments Inc.	Controller to power supply cable	49.50
02/03/2006	MKS Instruments Inc.	Chapman to controller cable	49.50
02/03/2006	MKS Instruments Inc.	Power supply to FMC cable	148.50
02/03/2006	Phoenix Vacuum Technologies	Edwards Mechanical Vacuum pump Edwards E2M80 Fomblin Prep	6,900.00
02/06/2006	McMaster- Carr Supply	Flammable Cabinet	783.57
02/06/2006	Kurt J. Lesker Company	Custom Box Chamber	24,153.57
02/06/2006	Kurt J. Lesker Company	Custom Blank flange package	914.00
02/06/2006	Kurt J. Lesker Company	10 % down - Custom Thin film dep system	64,530.00
02/06/2006	Kurt J. Lesker Company	10 % down - Custom Thin film dep system	19,000.00
02/07/2006	Azco Corp	Moveable blade, staty blade	1,319.00
02/08/2006	Dell Commercial Credit	Dell Precision tower	3,709.66
02/08/2006	Dell Commercial Credit	Latitude laptop	2,026.57
02/08/2006	Dell Commercial Credit	Latitude laptop	1,835.07
02/08/2006	Dell Commercial Credit	latitude laptop	2,416.05
02/08/2006	Dell Commercial Credit	precision tower	3,009.98
02/08/2006	Dell Commercial Credit	Creative Suite 2 for Windows	884.89
02/10/2006	CVD Equipment	30 % Downpayment - Research Deposition System	71,130.00
02/10/2006	Eastern Applied Research	X-Ray Fluorescent Element Analyzer for Characterization lab	63,000.00

SECURITIES PURCHASE AGREEMENT

Schedule 3(l) Absence of Certain Changes

Item (iii) (Continued)

Date	Vendor	Description	Amount
02/13/2006	KeyBank - Corporate Card	Apple 23" HD Display Flat panel	1,426.31
02/14/2006	GBI Installations	workstations	3,400.00
02/14/2006	GBI Installations	stage receiving area	115.00
02/14/2006	GBI Installations	tax	246.05
02/14/2006	CHA Industries	Credit for Drive plate assembly and drive latch assy	-891.00
02/14/2006	Eastern Applied Research	Online UPS power supply	895.00
02/15/2006	Northeast Gas Technologies, Ltd	773216	19.99
02/16/2006	Kurt J. Lesker Company	ASA 90 Degree both Flange grooved	679.50
02/16/2006	Northeast Gas Technologies, Ltd	773374	12.80
02/20/2006	Unishippers	Pick up @ Phoenix Vacuum Technology delivery to DayStar-Halfmoon	539.34
02/21/2006	GBI Installations	Remainder on Bookcases and credenzas	715.22
02/23/2006	Kurt J. Lesker Company	Custom Box Chamber w/ multiple ports	23,979.13
02/24/2006	Kurt J. Lesker Company	Custom Blank Flange package	914.00
02/24/2006	LR Enviromental Equipment Co. Inc.	shipping	708.00
02/24/2006	LR Enviromental Equipment Co. Inc.	Baxter Scientific Vacuum Oven (Refurbish)	6,200.00
02/28/2006	SMRT Architects and Engineers	Feb ‘06 Professional Services	25,217.69
02/28/2006	CADimensions, Inc.	assembly and 2 D...	7,191.00
02/28/2006	CADimensions, Inc.	tax	684.67
03/01/2006	W.B. Mason	mailroom table for bldg 21	829.19
03/04/2006	Jon A. Sharp	Module Coaters from SPI supplies	835.14
03/06/2006	Semicore Equipment, Inc.	30% deposit on high vacuum evaporation system	84,210.00
03/06/2006	Eastern Applied Research	Vacuum Pump for Seiko 2210A XRF System	4,000.00
03/06/2006	Green Mountain Engineering, LLC	Solar Simulator Additional Costs	9,050.05
03/06/2006	Eastern Applied Research	shipping	110.00
03/06/2006	MSC Industrial Supply Co.	Digital Readout package for 3-axis knee milling machine	1,667.60
03/09/2006	GBI Installations	Redeliver and install (7) used workstations	3,921.55
03/09/2006	Instron Corporation	Bluehill 2 reports and graph pack. See attached Quote #DKDMQ2348Details	1,500.00
03/10/2006	Dell Commercial Credit	Latitude laptop for NY office	1,835.07
03/10/2006	Dell Commercial Credit	computer for Charlene G.	1,347.12
03/10/2006	Dell Commercial Credit	computer for Walter O’brien	3,651.71
03/10/2006	Dell Commercial Credit	Prec Workstation for CA office	2,845.14
03/10/2006	Dell Commercial Credit	Latitude laptop for CA office	2,026.57
03/10/2006	Dell Commercial Credit	CA office flat panel	662.33
03/11/2006	Dell Business Credit	hard drives and monitors	3,651.71
03/11/2006	Dell Business Credit	CA office - dell computer	662.33
03/11/2006	Dell Business Credit	2 computers for CA office	5,819.63
03/11/2006	Dell Business Credit	software for Anglea and Lemanski	2,389.31
03/13/2006	Unishippers	was heavier than originally thought	244.99
03/13/2006	Unishippers	Pick-up from Halfmoon deliver to Pentagon Technologies sheet metal part to be cleaned	123.92
03/14/2006	PV Measurments, Inc.	solar simulator	1,014.86
03/14/2006	GraceCom	additional phones	3,865.16
03/15/2006	KeyBank - Corporate Card	staples	1,497.99
03/16/2006	Stanley Supply and Services	Pace Model 888-0110 Filtration Unit	1,200.00
03/17/2006	Kurt J. Lesker Company	Thin Film Dep system (25 % due upon drawing issuance)	161,325.00
03/17/2006	Quartzfab	Isolation tube Q/L dual perf	4,148.00
03/17/2006	EMA Design Automation	OrCAD	3,768.29
03/18/2006	GBI Installations	used work stations (engineering)	1,038.15
03/20/2006	Jon A. Sharp	COO Temporary laptop	1,922.35
03/20/2006	GBI Installations	Chairs (bld 21) and table for bldg 13	1,524.75
03/20/2006	MSC Industrial Supply Co.	7x12 Horizontal Cut-off Band Saw	899.00
03/20/2006	MSC Industrial Supply Co.	shipping charge	124.99
03/21/2006	Duniway Stockroom Corp	4.5" CF gate valve, pneumatic, 115v	1,100.00
03/21/2006	Duniway Stockroom Corp	6" CF gate Valve pneumatic, 115	1,300.00
03/22/2006	GBI Installations	Remainder on bookcases for Bldg 21	666.13
03/23/2006	Sigma Instruments	EIES -IV Guardian Controller	5,915.00
03/23/2006	Sigma Instruments	EISE - IV Detector Module	12,615.00
03/24/2006	Unishippers	Livermore Ca	147.49
03/24/2006	Newport Corporation	1000 W Xenon of lamp for Oriel Solar Simulator	1,540.00
03/24/2006	Newport Corporation	shipping	4.10

SECURITIES PURCHASE AGREEMENT

Schedule 3(l) Absence of Certain Changes

Item (iii) (Continued)

Date	Vendor	Description	Amount
04/18/2006	Grainger	Black Drafting Stool	507.28
04/19/2006	American Rigging	CA 95035. ap...	3,960.00
04/19/2006	KOM Lamb Inc	shipping	40.92
04/20/2006	Furniture Associates	Office Furniture (cubicles, chairs, workstations) for CA office	15,000.00
04/20/2006	ALLWIN21 Corp	AW-900 new software and controller with one pentium PC control board for AG610 RTA	12,000.00
04/20/2006	SVT Associates, Inc.	Reference quote attached # 2005163C Dated 3/10/06	43,656.70
04/20/2006	SVT Associates, Inc.	source shutter	2,100.00
04/20/2006	SVT Associates, Inc.	8 - source shutter manifold	200.00
04/20/2006	Phoenix Vacuum Technologies	Lebold TMP vacuum pump	13,000.00
04/24/2006	G & D Clarke Machinery Movers, Inc.	off a truck...	1,600.00
04/24/2006	OCR Services	112185 SH06040506	5,720.00
04/25/2006	Grainger	CUTTER,PLASMA,27 A	1,470.00
04/25/2006	Grainger	WELDER,MIG	1,435.00
04/25/2006	ALLWIN21 Corp	Isolation Tube for heat Pulse 610	2,500.00
04/27/2006	Venzon	10 % progressive payment	64,461.20
04/27/2006	Venzon	Balance (70%) CPA4 upgrade	80,500.00
04/27/2006	Venzon	Balance (70%) CPA 4 Chamber upgrade - group 1	80,500.00
04/28/2006	Trinco Trinity Tool Company	Split Level Deluxe Cabinet	4,222.83
04/30/2006	SMRT Architects and Engineers	April Consulting Fees	25,577.83
05/01/2006	Landry Drywall	Installation of raised floor and ramps for CPA4	1,932.00
05/01/2006	Keystone Architectural Services	Building Code Review	500.00
05/03/2006	FASCIA FLOOR COVERING, INC	Carpet and Flooring for Building 5	1,906.25
05/05/2006	Allegheny Technologies	Packing estimate	20.00
05/05/2006	Cortron Business Systems	Xerox Work Center, Muratec Fax, Finisher	8,901.40
05/10/2006	Grizzly Industrial, Inc.	Small downdraft table	119.95
05/10/2006	Office Furniture Express	50% downpayment on workstations, bookcases, Office Desk	7,083.00
05/10/2006	Phoenix Technology, Inc.	30% Down on Dryer Furnace and CW Price Screen Printer	7,275.00
05/10/2006	C.P. Construction	Exhaust Hood	4,500.00
05/10/2006	C.P. Construction	Acid Bench	3,500.00
05/10/2006	C.P. Construction	delivery charge	250.00
05/10/2006	C.P. Construction	CA sales tax	831.25
05/11/2006	Besco Metals, Inc.	tax	784.00
05/12/2006	All Guard Systems, Inc.	Downpayment on Security System (50%)	11,910.00
05/15/2006	Master Sonics		17.50
05/16/2006	Advance Energy Industries	power supply ...	30,000.00
05/16/2006	PVI	Payment upon completion of basic vacuum chamber assy	75,000.00
05/16/2006	Scott Alarm Systems, Inc.	50% Bldg 5 Alarm System	2,967.45
05/19/2006	Novellus Systems	Conference Table for CA office	500.00
05/19/2006	Facilities Logistics	Used forklift	1,500.00
05/22/2006	Dell Business Credit	Laptop Latitude D820 Quote#292845706	1,732.86
05/22/2006	Northeast Gas Technologies, Ltd	2 Cylinder wall mounted N2 auto changer	2,465.00
05/22/2006	Inficon Inc.	Transpector XPR 3 Gas Analysts System	24,385.00

			2,063,147.45

SECURITIES PURCHASE AGREEMENT

Schedule 3(n) Conduct of Business; Regulatory Permits

On June 21, 2005, the Company announced that it would redeem its outstanding Class A public warrants (NASDAQ: DSTIW). As a result, NASDAQ suspended trading on such date for two hours to allow for the information to be disseminated.

On April 26, 2006, The NASDAQ Stock Market (“NASDAQ”) verbally communicated that Dr. Tuttle’s appointment to the various committees of the Board of Directors, as reflected in the Company’s recently filed 10K was in violation of the NASD Rule 4350(c). As a remedy to the infraction, on May 12, 2006, Dr. Tuttle resigned his positions on such committees. Based on conversations, NASDAQ expects to issue a letter noting that the violation was inadvertent and has been corrected. No penalties will be assessed. NASDAQ verbally indicated they would not be taking further action.

SECURITIES PURCHASE AGREEMENT

Schedule 3(q) Transactions with Affiliates

The Company has granted options to purchase 321,217 shares of Common Stock to its officers, directors and employees pursuant to its currently effective 2003 Equity Incentive Plan.

On April 10, 2006, upon commencement of his service as Chief Operating Officer of the Company, the Company granted 50,000 shares of restricted common stock to Steven DeLuca pursuant to its currently effective 2003 Equity Incentive Plan. The grant has a four year vesting schedule.

SECURITIES PURCHASE AGREEMENT

Schedule 3(r) Equity Capitalization

(i) None.

(ii) Outstanding Options and Warrants

Shares Required
Class B Public Warrant	5,115,153
Representative Warrants	32,768
Consultant Warrants	71,450
2003 EIP Plan
Stock Option Grants Outstanding	321,217
Available for Grant	2,769

(iii) Debt and capital leases in schedule 3(s) below

(iv) Debt and capital leases in schedule 3(s) below

(v) In addition to the registration rights set forth in the Transaction Documents, the Company has granted registration rights with respect to certain of the consultant warrants listed above.

(vi) None

(vii) As set forth in the Company’s currently effective Certificate of Incorporation, the Company’s Class B Common Stock has antidilution protection. There are, however, no shares of Class B Common Stock presently outstanding.

(viii) None.

(ix) None

SECURITIES PURCHASE AGREEMENT

Schedule 3(s) Indebtedness and Other Contracts

Letter of Credit

The Company secured a $110,000 letter of credit on May 22, 2006 from a bank, in order to facilitate the acquisition of a Laminator from a Japanese Company. This required a borrowing / collateral agreement be executed and a restricted depository account for the letter of credit amount be established.

Capital Leases as Disclosed in SEC Documents:

Sterling National Bank - $50,000 capital lease dated October 7, 2002; 60 monthly payments of $1,348.25; secured by CPA Sputtering Equipment acquired under the lease.

Key Equipment Finance - $53,687 capital lease dated December 4, 2002; 60 monthly payments of $1,240.18; secured by CPA Sputtering Equipment acquired under the lease.

GE Colonial Pacific - $26,844 capital lease dated September 26, 2002; 60 monthly payments of $665.56; secured by CPA Sputtering Equipment acquired under the lease.

Toshiba American Info Services - $49,000 capital lease dated February 2, 2003; 60 monthly payments of $1,179.95; secured by Comptech 2440 Alumina RF Sputtering System acquired under the lease.

GE Capital Corporation - $25,000 capital lease dated April 14, 2003; 60 monthly payments of $577.42; secured by 3K Advanced Energy Power Supplies acquired under the lease.

GE Capital Corporation - $35,000 capital lease dated May 9, 2003; 60 monthly payments of $1,087.72; secured by 5K Advanced Energy Power Supplies acquired under the lease.

GE Capital Corporation - $38,595 capital lease dated February 18, 2005; 49 monthly payments of $994.32; secured by Perkin Elmer Optima Spectrometer acquired under the lease.

SECURITIES PURCHASE AGREEMENT

Schedule 3(s) Indebtedness and Other Contracts (Continued)

Notes Payable as Disclosed in SEC Documents:

LMDC – $500,000 note payable finalized in January 2005, to complete the acquisition of several pieces of equipment from the vendor. The Company paid $120,000 in 2004 as a down payment and took possession of the equipment. Under the agreement, the Company will have 30 monthly payments of $5,323 followed by another 30 monthly payments of $16,339. The note is secured by the following equipment acquired under the note: (a) Alcatel; (b) Semitool Spin Dryer (2); (c) Branson Washer w/ DI Heater; (d) Diffusion Pumps; (e) Screen Printer; and (f) V2000 – CPA 3.

SECURITIES PURCHASE AGREEMENT

Schedule 3(t) Litigation

None

SECURITIES PURCHASE AGREEMENT

Schedule 3(z) Subsidiary Rights

None

SECURITIES PURCHASE AGREEMENT

Schedule 3(ee) Ranking of the Note

All Indebtedness of the Company is listed on Schedule 3(s).